SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     Eaton Vance Insured Municipal Bond Fund
                    ------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


               Massachusetts                              Pending
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

        The Eaton Vance Building
             255 State Street
          Boston, Massachusetts                            02109
 ---------------------------------------            -------------------
 (Address of Principal Executive Office)                (Zip Code)


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities  Act  registration  statement file number to which this form relates:
333-91946

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                Name of Each Exchange On Which
          To Be So Registered                Each Class Is To Be Registered
          -------------------                ------------------------------

 Common Shares of Beneficial Interest,            American Stock Exchange
       $0.01 Par Value Per Share

Securities to be registered pursuant to Section 12(g) of the Act:

                                   NONE
--------------------------------------------------------------------------------
                             (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:  Description of Registrant's Securities to be Registered.

         The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Capital Structure" in the Registrant's Registration Statement on Form N-2 (Nos. 333-91946 and 811-21142) as filed electronically with the Securities and Exchange Commission on July 3, 2002 (Accession No. 0000898432-02-000461) ("Registration
         Statement on Form N-2"), as the same may be amended.

Item 2:  Exhibits.

         (a)   The following exhibits are being filed with the Commission:

               1. Registrant's Registration Statement on Form N-2 is incorporated herein by reference.

               2. Form of Specimen Certificate for Registrant's Shares, par value $0.01 per share, which was filed electronically as exhibit (d) to the Registrant's Registration Statement on Form N-2, is incorporated herein by reference.

               3. Declaration of Trust of Registrant, which was filed electronically as exhibit (a) to the Registrant's Registration Statement on Form N-2, is incorporated herein by reference.

               4. By-Laws of Registrant, which were filed electronically as exhibit (b) to the Registrant's Registration Statement on Form N-2, are incorporated herein by reference.

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



                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on behalf of the undersigned, thereto duly authorized, this 9th day of July 2002.

                             EATON VANCE INSURED MUNICIPAL BOND FUND


                                        By: /s/ Thomas J. Fetter
                                            -------------------------
                                            Name:  Thomas J. Fetter
                                            Title: President




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